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PROXY                                                                      PROXY

                                                                    EXHIBIT 99.1
                          GREAT BAY POWER CORPORATION
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 2, 1996

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
        DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS
        SOON AS POSSIBLE TO BOSTON FINANCIAL DATA SERVICES, INC.

     The undersigned, having received notice of the Special Meeting of Shareholders of Great Bay Power Corporation (the "Company") to be held on Tuesday, July 2, 1996 at 10:00 a.m. at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, and revoking all prior proxies, hereby appoints John A. Tillinghast and Frank W. Getman Jr., and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting, and any adjournments or postponements thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxies named herein are authorized to vote on such other matters as may properly come before the Special Meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of Great Bay a written notice of such revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the Secretary of Great Bay before the taking of the vote at the Special Meeting, or (iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

     1. To approve the Agreement and Plan of Merger, dated as of May 28, 1996, by and among Great Bay Power Corporation, BayCorp Holdings, Ltd. and GB Transitory Subsidiary, Inc., providing for the merger of GB Transitory Subsidiary, Inc., a New Hampshire corporation and a wholly owned subsidiary of Great Bay Holdings Corp., a Delaware corporation, with and into the Company, pursuant to which, among other things, each outstanding share of Great Bay Common Stock, $.01 par value per share, other than those shares held by Great Bay shareholders who properly exercise their dissenters' rights under New Hampshire law, will be converted into the right to receive one share of common stock, $.01 par value per share, of Holding Company.

          FOR   / /            AGAINST   / /            ABSTAIN   / /

2. To approve Holding Company's 1996 Stock Option Plan.

          FOR   / /            AGAINST   / /            ABSTAIN   / /

     Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator or other fiduciary, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
                               , 1996
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                                            Signature(s)



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                                            Print Name
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                                     PROXY
                          GREAT BAY POWER CORPORATION

    PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 2, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE COMPANY AND SHOULD BE RETURNED AS
            SOON AS POSSIBLE TO BOSTON FINANCIAL DATA SERVICES, INC.

    The undersigned, having received notice of the Special Meeting of Shareholders of Great Bay Power Corporation ("Great Bay") to be held on
Tuesday, July 2, 1996 at 10:00 a.m. at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, and revoking all prior proxies, hereby appoints John A. Tillinghast and Frank W. Getman Jr., and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting, and any adjournments or postponements thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

    In their discretion, the proxies named herein are authorized to vote on such other matters as may properly come before the Special Meeting.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of Great Bay a written notice of such revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the Secretary of Great Bay before the taking of the vote at the Special Meeting, or (iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1. To approve the Agreement and Plan of Merger, dated as of May 28, 1996, by and among Great Bay, BayCorp Holdings, Ltd. and GB Transitory Subsidiary, Inc., providing for the merger of GB Transitory Subsidiary, Inc., a New Hampshire corporation and a wholly owned subsidiary of Great Bay Holdings Corp., a Delaware corporation, with and into Great Bay pursuant to which, among other things, each outstanding share of Great Bay Common Stock, $.01 par value per share, other than those shares held by Great Bay shareholders who properly exercise their dissenters' rights under New Hampshire law, will be converted into the right to receive one share of common stock, $.01 par value per share, of Holding Company.

    FOR  / /                    AGAINST  / /                    ABSTAIN  / /

2.  To approve Holding Company's 1996 Stock Option Plan.

    FOR  / /                    AGAINST  / /                    ABSTAIN  / /

    Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator or other fiduciary, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:..............................., 1996

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Signature(s)

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Print Name